UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

BLUEGREEN CORPORATION
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	0-19292	03-0300793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4960 Conference Way, North, Suite 100, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Anthony M. Puleo, 37 years old, has been named the Company's Senior Vice President, Chief Financial Officer and Treasurer, effective as of August 17, 2005. The Company's Board of Directors approved the appointment on August 17, 2005.

Mr. Puleo joined the Company in 1997 as Vice President and Chief Accounting Officer. He was named Senior Vice President in 2004 and Interim Chief Financial Officer in 2005. Prior to joining Bluegreen, Mr. Puleo served as a senior manager at Ernst & Young LLP. Mr. Puleo is a Certified Public Accountant and has a B.B.A. in Accounting.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained in the press release is incorporated in this Item 5.02 by reference.

Raymond S. Lopez, 30 years old, has been named the Company's Vice President and Chief Accounting Officer (Principal Accounting Officer), effective as of August 17, 2005.

Mr. Lopez joined the Company in 2004 as Controller. Prior to joining Bluegreen, Mr. Lopez served as Manager of External Reporting for Office Depot, Inc. and as a Senior Auditor with Arthur Andersen LLP, respectively. Mr. Lopez is a Certified Public Accountant and has a B.S. in Accounting.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit No. Description

    Press Release ("Bluegreen Corporation Names Anthony M. Puleo Chief Financial Officer") dated August 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGREEN CORPORATION

Date: August 23, 2005
By: /S/ ANTHONY M. PULEO
Name: Anthony M. Puleo
Title: Senior Vice President, Chief Financial Officer and Treasurer